Exhibit 99.1

Groupon Announces Second Quarter 2017 Results
Achieved Double Digit Unit and Gross Profit Growth in North America Local

•	Gross profit of $328.1 million

•	Net loss from continuing operations of $5.4 million

•	Adjusted EBITDA of $53.3 million

•	GAAP loss per share from continuing operations of $0.01; non-GAAP income per share of $0.02

•	Operating cash flow of $97.8 million for the trailing twelve month period; Free cash flow of $36.4 million for the trailing twelve month period

•	Maintains 2017 gross profit guidance of $1.30 billion to $1.35 billion and raises bottom end of 2017 Adjusted EBITDA guidance range to $215 million to $240 million

CHICAGO - (BUSINESS WIRE) - August 2, 2017 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter ended June 30, 2017.

“Local commerce continues to be a vast opportunity, and we made great progress as a leader in the space with double-digit unit and gross profit growth in North America Local,” said CEO Rich Williams. “As we continue to build an amazing and voucherless customer experience and invest in our customers and merchants, we are excited about the growing strength of our local marketplace.”

Second Quarter 2017 Summary

North America

•
North America gross profit in the second quarter 2017 increased 8% to $233.9 million from $217.2 million in the second quarter 2016 as strength in Local was partially offset by declines in Goods. In Local, gross profit increased 13% to $179.6 million driven by double digit growth in units. Health, Beauty & Wellness and Things To Do were among the top performing categories in Local. In Goods, gross profit declined 13% to $36.5 million as declines in revenue were partially offset by increases in margin.

•
Our focus is to maximize gross profit, which may come at the expense of revenue. This emphasis includes an increasing shift toward offerings in our higher margin, more differentiated Local category, from our Goods category. In the second quarter 2017, North America revenue decreased 13% driven by a 30% decline in Goods direct revenue transactions, which are presented on a gross basis.

•
North America active customers reached 31.9 million as of June 30, 2017, adding 300 thousand net new active customers during the second quarter 2017. Gross profit per active customer was $30, flat with the first quarter 2017. Active customers represent unique user accounts that have made a purchase through one of our online marketplaces during the trailing twelve months.

•
Customer experience investments continued to expand with voucherless and cashless beauty booking programs launching in key major markets and comprising thousands of available deals across restaurants, spas and salons.

International

•
International gross profit declined 4% (1% FX-neutral) in the second quarter 2017 to $94.2 million as we continue to work to turn around the business following short term disruption relating to our country exits. Gross profit increased 3% in Local on an FX-neutral basis, offset by a 3% decline in Travel and a 9% decline in Goods. We made progress across several supply, marketing, and product initiatives in the second quarter, and believe our current initiatives will enable us to turn around international in the coming quarters.

•	International active customers declined 300 thousand during the second quarter 2017 to 16.4 million as of June 30, 2017.

Consolidated

•
Gross billings were $1.36 billion in the second quarter 2017, down 2% (1% FX-neutral) from $1.39 billion in the second quarter 2016. Gross billings reflect the total dollar value of customer purchases of goods and services.

•	Revenue was $662.6 million in the second quarter 2017, down 8% from $723.8 million in the second quarter 2016.

•	Gross profit was $328.1 million in the second quarter 2017, up 4% (5% FX-neutral) from $315.4 million in the second quarter 2016.

•
SG&A declined 11% year-over-year to $230.2 million in the second quarter 2017 as we continued to drive operational efficiency through automation and our more streamlined organization, which we expect not only to improve our customer experience but also create greater operating leverage over time. We ended the second quarter 2017 with headcount of 6,661, down 615 year-over-year.

•
Marketing was $100.7 million in the second quarter 2017, up 13% year-over-year. We are seeing strong results from our offline campaign “Save Up to $100 a Week on What You Do Every Day,” and expect to increase investments in overall marketing in the third and fourth quarters of 2017.

•
Net loss from continuing operations was $5.4 million in the second quarter 2017. This compares to $48.8 million in the second quarter 2016, which included $15.7 million of restructuring charges. The improvement was also impacted by non-operating foreign currency gains of $10.8 million, as compared to losses of $1.6 million in the prior period.

•	Net loss attributable to common stockholders was $9.3 million, or $0.02 per share. Non-GAAP net income attributable to common stockholders was $12.0 million, or $0.02 per share.

•	Adjusted EBITDA, a non-GAAP financial measure, was $53.3 million in the second quarter 2017, up 50% from $35.6 million in the second quarter 2016.

•
Global units sold declined 4% year-over-year to 44.5 million in the second quarter 2017. Units in North America declined 2% as double digit growth in Local was offset by declines in Goods, while International declined 8%. Units are defined as purchases made through our online marketplaces, before refunds and cancellations.

•
Operating cash flow was $97.8 million for the trailing twelve month period as of the second quarter 2017. Free cash flow, a non-GAAP financial measure, was $36.4 million for the trailing twelve month period ending June 30, 2017.

•	Cash and cash equivalents as of June 30, 2017 were $618.6 million, and we had no outstanding borrowings under our $250.0 million revolving credit facility.

Definitions and reconciliations of all non-GAAP financial measures are included below in the section titled “Non-GAAP Financial Measures” and in the accompanying tables.

Share Repurchase
During the second quarter 2017, Groupon repurchased 7,185,453 shares of its common stock for an aggregate purchase price of $24.8 million. Groupon repurchased 14,522,134 shares for an aggregate purchase price of $50.9 million for the year-to-date period as of June 30, 2017. Up to $144.3 million of common stock was available for repurchase under Groupon’s share repurchase program as of June 30, 2017. The timing and amount of any share repurchases are determined based on market conditions, limitations under our Amended and Restated Credit Agreement, share price and other factors, and the program may be discontinued or suspended at any time.

Outlook
Groupon is updating its outlook for 2017, which reflects current foreign exchange rates, as well as expected marketing investments and cost benefits associated with our streamlining initiatives. The basis for our full year 2017 guidance is continuing operations.

•	For the full year 2017, Groupon expects gross profit to be in the range of $1.30 billion to $1.35 billion, which is unchanged.

•	Groupon is raising the bottom end of its expected Adjusted EBITDA guidance range to $215 million to $240 million in 2017.

Conference Call
A conference call will be webcast live today at 9:00 a.m. CDT / 10:00 a.m. EDT and will be available on Groupon’s investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations site (investor.groupon.com) and its blog (https://www.groupon.com/blog) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss) attributable to common stockholders, non-GAAP earnings (loss) per share, free cash flow and foreign currency exchange rate neutral operating results. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures

(although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.

Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.

Interest and Other Non-Operating Items. Interest and other non-operating items include: gains and losses related to minority investments, foreign currency gains and losses, interest income and interest expense, including non-cash interest expense from our convertible senior notes. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.

Special Charges and Credits. For the three months ended March 31, 2017 and 2016, special charges and credits included charges related to our restructuring plan. For the three months ended March 31, 2016, special charges and credits also included gains from business dispositions. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results.

Income Tax Effect of Items Excluded from Non-GAAP Financial Measures. We determine the income tax effect of items excluded from our measures of non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share by performing a tax provision calculation using pre-tax income (loss) amounts that have been adjusted to exclude those items in the respective jurisdictions to which they relate. The difference between the income tax expense (benefit) determined on that basis and our reported income tax expense (benefit) represents the income tax effect of the excluded items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior-year period. We present foreign exchange rate neutral information to facilitate comparisons to our historical operating results.

Adjusted EBITDA is a non-GAAP performance measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net, and other special charges and credits. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating performance in the same manner as our management and Board of Directors. However, Adjusted EBITDA is not intended to be a substitute for income (loss) from continuing operations.

Non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share are non-GAAP performance measures that adjust our net income (loss) attributable to common stockholders and earnings (loss) per share to exclude the impact of:

•	stock-based compensation,

•	amortization of acquired intangible assets,

•	acquisition-related expense (benefit), net,

•	special charges and credits, including restructuring charges,

•	non-cash interest expense on convertible senior notes,

•
non-operating foreign currency gains and losses related to intercompany balances and reclassifications of cumulative translation adjustments to earnings as a result of business dispositions or country exits,

•	non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings,

•	income (loss) from discontinued operations, and

•	the income tax effect of those items.

We believe that excluding the above items from our measures of non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events, or are otherwise not indicative of the core operating performance of our ongoing business.

Free cash flow is a non-GAAP liquidity measure that comprises net cash provided by (used in) operating activities from continuing operations less purchases of property and equipment and capitalized software from continuing operations. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal-use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The words "may," will," should," "could," "expect," anticipate," "believe," "estimate," intend," "continue" and other similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy, including our strategy to grow our local marketplaces, marketing strategy and spend and the productivity of those marketing investments; effectively dealing with challenges arising from our international operations, including fluctuations in currency exchange rates and any potential adverse impact from the United Kingdom’s likely exit from the European Union; retaining existing customers and adding new customers; retaining and adding high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing successfully in our industry; maintaining favorable payment terms with our business partners; providing a strong mobile experience for our customers; delivery and routing of our emails; product liability claims; managing inventory and order fulfillment risks; integrating our technology platforms; litigation; managing refund risks; retaining, attracting and integrating members of our executive team; difficulties, delays or our inability to successfully complete all or part of the announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; higher than anticipated restructuring charges or changes in the timing of such restructuring charges; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; tax liabilities; tax legislation; compliance with domestic and foreign laws and regulations, including the CARD Act and regulation of the Internet and e-commerce; classification of our independent contractors; maintaining our information technology infrastructure; protecting our intellectual property; maintaining a strong brand; seasonality; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; the impact of our ongoing strategic review and any potential strategic alternatives we may choose to pursue; our senior convertible notes; and our ability to realize the anticipated benefits from the hedge and warrant transactions. For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the year ended December 31, 2016, and our other filings with the Securities and Exchange Commission, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.
You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of August 2, 2017. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Groupon
Groupon (NASDAQ: GRPN) is building the daily habit in local commerce, offering a vast mobile and online marketplace where people discover and save on amazing things to do, eat, see and buy. By enabling real-time commerce across local businesses, travel destinations, consumer products and live events, shoppers can find the best a city has to offer.

Groupon is redefining how small businesses attract and retain customers by providing them with customizable and scalable marketing tools and services to profitably grow their businesses.

To download Groupon's top-rated mobile apps, visit www.groupon.com/mobile. To search for great deals or subscribe to Groupon emails, visit www.groupon.com. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.groupon.com/merchant.

Contacts:
Investor Relations     Public Relations
Deb Schwartz    Bill Roberts
312-999-3098    312-459-5191
ir@groupon.com

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$618,550	$862,977
Accounts receivable, net	60,785	71,272
Prepaid expenses and other current assets	107,527	94,441
Current assets of discontinued operations	—	63,246
Total current assets	786,862	1,091,936
Property, equipment and software, net	162,577	169,452
Goodwill	282,011	274,551
Intangible assets, net	32,256	42,915
Investments (including $108,230 and $110,066 at June 30, 2017 and December 31, 2016, respectively, at fair value)	141,436	141,882
Deferred income taxes	4,838	5,151
Other non-current assets	17,457	23,484
Non-current assets of discontinued operations	—	12,006
Total Assets	$1,427,437	$1,761,377
Liabilities and Equity
Current liabilities:
Accounts payable	$18,389	$28,551
Accrued merchant and supplier payables	606,020	770,992
Accrued expenses and other current liabilities	328,998	366,456
Current liabilities of discontinued operations	—	47,052
Total current liabilities	953,407	1,213,051
Convertible senior notes, net	184,237	178,995
Deferred income taxes	1,833	1,714
Other non-current liabilities	101,978	99,628
Non-current liabilities of discontinued operations	—	2,927
Total Liabilities	1,241,455	1,496,315
Commitments and contingencies
Stockholders' Equity
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, 743,577,187 shares issued and 557,359,145 shares outstanding at June 30, 2017 and 736,531,771 shares issued and 564,835,863 shares outstanding at December 31, 2016	74	74
Additional paid-in capital	2,145,030	2,112,728
Treasury stock, at cost, 186,218,042 shares at June 30, 2017 and 171,695,908 shares at December 31, 2016	(858,291)	(807,424)
Accumulated deficit	(1,135,984)	(1,099,010)
Accumulated other comprehensive income (loss)	34,358	58,052
Total Groupon, Inc. Stockholders' Equity	185,187	264,420
Noncontrolling interests	795	642
Total Equity	185,982	265,062
Total Liabilities and Equity	$1,427,437	$1,761,377

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Third-party and other	$315,854	$294,576	$617,426	$604,205
Direct	346,765	429,184	718,819	817,990
Total revenue	662,619	723,760	1,336,245	1,422,195
Cost of revenue:
Third-party and other	38,478	38,109	81,351	79,169
Direct	296,074	370,274	617,376	707,547
Total cost of revenue	334,552	408,383	698,727	786,716
Gross profit	328,067	315,377	637,518	635,479
Operating expenses:
Marketing	100,658	89,180	187,000	176,475
Selling, general and administrative	230,187	258,737	462,233	521,715
Restructuring charges	4,584	15,702	7,315	27,215
Gains on business dispositions	—	(9,339)	—	(9,339)
Acquisition-related expense (benefit), net	36	850	48	4,314
Total operating expenses	335,465	355,130	656,596	720,380
Income (loss) from operations	(7,398)	(39,753)	(19,078)	(84,901)
Other income (expense), net	5,878	(11,253)	1,276	(8,635)
Income (loss) from continuing operations before provision (benefit) for income taxes	(1,520)	(51,006)	(17,802)	(93,536)
Provision (benefit) for income taxes	3,883	(2,238)	8,470	(1,229)
Income (loss) from continuing operations	(5,403)	(48,768)	(26,272)	(92,307)
Income (loss) from discontinued operations, net of tax	(1,376)	(2,963)	(889)	(5,020)
Net income (loss)	(6,779)	(51,731)	(27,161)	(97,327)
Net income attributable to noncontrolling interests	(2,547)	(3,173)	(6,579)	(6,696)
Net income (loss) attributable to Groupon, Inc.	$(9,326)	$(54,904)	$(33,740)	$(104,023)

Basic and diluted net income (loss) per share (1):
Continuing operations	$(0.01)	$(0.09)	$(0.06)	$(0.17)
Discontinued operations	(0.01)	(0.01)	—	(0.01)
Basic and diluted net income (loss) per share	$(0.02)	$(0.10)	$(0.06)	$(0.18)

Weighted average number of shares outstanding (1)
Basic	559,762,180	576,903,004	560,978,712	579,827,341
Diluted	559,762,180	576,903,004	560,978,712	579,827,341

(1)
The structure of the Company's common stock changed during the year ended December 31, 2016. For additional information, refer to Note 8, Stockholders' Equity and Compensation Arrangements, and Note 12, Income (Loss) per Share, in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating activities
Net income (loss)	$(6,779)	$(51,731)	$(27,161)	$(97,327)
Less: Income (loss) from discontinued operations, net of tax	(1,376)	(2,963)	(889)	(5,020)
Income (loss) from continuing operations	(5,403)	(48,768)	(26,272)	(92,307)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	28,496	29,335	57,163	59,096
Amortization of acquired intangible assets	6,183	4,581	11,583	9,235
Stock-based compensation	21,440	36,510	41,141	66,603
Restructuring-related long-lived asset impairments	—	—	—	45
Gains on business dispositions	—	(9,339)	—	(9,339)
Deferred income taxes	833	(2,838)	759	(5,148)
(Gain) loss, net from changes in fair value of contingent consideration	36	850	48	4,292
(Gain) loss from changes in fair value of investments	1,448	4,607	1,145	5,707
Amortization of debt discount on convertible senior notes	2,655	2,396	5,242	2,396
Change in assets and liabilities, net of acquisitions and dispositions:
Restricted cash	(1,305)	(1,197)	548	(695)
Accounts receivable	5,635	5,263	16,229	(500)
Prepaid expenses and other current assets	(16,519)	(55,839)	(11,139)	(36,900)
Accounts payable	2,461	(4,194)	(10,723)	(5,693)
Accrued merchant and supplier payables	(44,716)	(11,365)	(182,954)	(120,629)
Accrued expenses and other current liabilities	(5,451)	(7,012)	(41,491)	4,955
Other, net	(16,488)	6,001	(18,207)	(6,904)
Net cash provided by (used in) operating activities from continuing operations	(20,695)	(51,009)	(156,928)	(125,786)
Net cash provided by (used in) operating activities from discontinued operations	(1,097)	(3,001)	(2,195)	(4,949)
Net cash provided by (used in) operating activities	(21,792)	(54,010)	(159,123)	(130,735)
Investing activities
Purchases of property and equipment and capitalized software	(15,385)	(16,499)	(29,461)	(36,351)
Cash derecognized upon dispositions of subsidiaries	—	(352)	—	(352)
Proceeds from maturity of investment	1,843	—	1,843	—
Acquisitions of businesses, net of acquired cash	—	(900)	—	(940)
Acquisitions of intangible assets and other investing activities	(240)	(1,206)	(184)	(1,992)
Net cash provided by (used in) investing activities from continuing operations	(13,782)	(18,957)	(27,802)	(39,635)
Net cash provided by (used in) investing activities from discontinued operations	(2,001)	104	(9,548)	4
Net cash provided by (used in) investing activities	(15,783)	(18,853)	(37,350)	(39,631)
Financing activities
Proceeds from issuance of convertible senior notes	—	250,000	—	250,000
Issuance costs for convertible senior notes and revolving credit agreement	—	(8,097)	—	(8,097)
Purchase of convertible note hedges	—	(59,163)	—	(59,163)
Proceeds from issuance of warrants	—	35,495	—	35,495
Payments for purchases of treasury stock	(24,279)	(25,784)	(51,513)	(90,449)
Taxes paid related to net share settlements of stock-based compensation awards	(6,386)	(11,571)	(15,356)	(16,535)
Proceeds from stock option exercises and employee stock purchase plan	9	114	2,477	2,047
Distributions to noncontrolling interest holders	(2,976)	(3,762)	(6,426)	(7,127)
Payment of contingent consideration related to acquisitions	(5,689)	(285)	(5,689)	(285)
Payments of capital lease obligations	(8,603)	(7,722)	(16,670)	(14,676)
Other financing activities	—	—	(473)	—
Net cash provided by (used in) financing activities	(47,924)	169,225	(93,650)	91,210
Effect of exchange rate changes on cash and cash equivalents, including cash classified within current assets of discontinued operations	13,074	(4,742)	16,830	5,926
Net increase (decrease) in cash and cash equivalents, including cash classified within current assets of discontinued operations	(72,425)	91,620	(273,293)	(73,230)
Less: Net increase (decrease) in cash classified within current assets of discontinued operations	—	(2,591)	(28,866)	1,402
Net increase (decrease) in cash and cash equivalents	(72,425)	94,211	(244,427)	(74,632)
Cash and cash equivalents, beginning of period	690,975	655,464	862,977	824,307
Cash and cash equivalents, end of period	$618,550	$749,675	$618,550	$749,675

Groupon, Inc.
Supplemental Financial Information and Business Metrics (1)
(financial data in thousands; active customers in millions)
(unaudited)

	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017

North America Segment:						Q2 2017
Gross Billings (2):						Y/Y Growth
Local	$542,439	$530,768	$590,684	$587,766	$615,833	13.5%
Travel	105,388	93,564	90,059	114,163	112,670	6.9
Goods	318,427	296,630	431,388	262,588	245,924	(22.8)
Total Gross Billings	$966,254	$920,962	$1,112,131	$964,517	$974,427	0.8%

Revenue:
Local	$184,139	$176,223	$209,799	$200,545	$207,534	12.7%
Travel	21,401	21,239	19,023	20,462	22,320	4.3
Goods	311,382	285,819	421,931	252,350	222,058	(28.7)
Total Revenue	$516,922	$483,281	$650,753	$473,357	$451,912	(12.6)%

Gross Profit:
Local	$158,812	$152,873	$185,280	$169,342	$179,609	13.1%
Travel	16,334	17,257	15,052	15,165	17,755	8.7
Goods	42,028	31,531	50,437	36,430	36,496	(13.2)
Total Gross Profit	$217,174	$201,661	$250,769	$220,937	$233,860	7.7%

Operating income (loss)	$(31,284)	$(24,470)	$12,265	$(14,783)	$(12,033)	61.5%

International Segment:						Q2 2017
Gross Billings:						Y/Y Growth	FX Effect (3)	Y/Y Growth excluding FX (3)
Local	$196,857	$184,068	$221,337	$191,219	$189,408	(3.8)%	3.9	0.1%
Travel	56,409	58,964	60,099	53,161	45,981	(18.5)	1.8	(16.7)
Goods	170,019	158,965	211,963	149,079	154,417	(9.2)	2.5	(6.7)
Total Gross Billings	$423,285	$401,997	$493,399	$393,459	$389,806	(7.9)%	3.0	(4.9)%

Revenue:
Local	$67,956	$64,282	$68,900	$63,575	$66,108	(2.7)%	4.2	1.5%
Travel	11,640	13,524	12,141	11,002	10,796	(7.3)	1.9	(5.4)
Goods	127,242	125,468	173,071	125,692	133,803	5.2	2.8	8.0
Total Revenue	$206,838	$203,274	$254,112	$200,269	$210,707	1.9%	3.2	5.1%

Gross Profit:
Local	$62,970	$59,257	$63,987	$59,194	$62,303	(1.1)%	4.3	3.2%
Travel	10,484	12,378	11,087	10,036	9,996	(4.7)	1.9	(2.8)
Goods	24,749	19,972	26,063	19,284	21,908	(11.5)	2.5	(9.0)
Total Gross Profit	$98,203	$91,607	$101,137	$88,514	$94,207	(4.1)%	3.6	(0.5)%

Operating income (loss)	$(8,469)	$(370)	$(2,762)	$3,103	$4,635	154.7%

Consolidated Results of Operations:
Gross Billings:
Local	$739,296	$714,836	$812,021	$778,985	$805,241	8.9%	1.1	10.0%
Travel	161,797	152,528	150,158	167,324	158,651	(1.9)	0.6	(1.3)
Goods	488,446	455,595	643,351	411,667	400,341	(18.0)	0.8	(17.2)
Total Gross Billings	$1,389,539	$1,322,959	$1,605,530	$1,357,976	$1,364,233	(1.8)%	0.9	(0.9)%

Revenue:
Local	$252,095	$240,505	$278,699	$264,120	$273,642	8.5%	1.2	9.7%
Travel	33,041	34,763	31,164	31,464	33,116	0.2	0.7	0.9
Goods	438,624	411,287	595,002	378,042	355,861	(18.9)	0.9	(18.0)
Total Revenue	$723,760	$686,555	$904,865	$673,626	$662,619	(8.4)%	0.9	(7.5)%

Gross Profit:
Local	$221,782	$212,130	$249,267	$228,536	$241,912	9.1%	1.2	10.3%
Travel	26,818	29,635	26,139	25,201	27,751	3.5	0.7	4.2
Goods	66,777	51,503	76,500	55,714	58,404	(12.5)	0.9	(11.6)
Total Gross Profit	$315,377	$293,268	$351,906	$309,451	$328,067	4.0%	1.2	5.2%

Operating income (loss)	$(39,753)	$(24,840)	$9,503	$(11,680)	$(7,398)	81.4%

Net cash provided by (used in) operating activities from continuing operations	$(51,009)	$(39,879)	$294,593	$(136,233)	$(20,695)	59.4%

Free Cash Flow	$(67,508)	$(52,561)	$275,339	$(150,309)	$(36,080)	46.6%

	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017

Other Metrics:
Active Customers (4)
North America	27.9	29.1	31.1	31.6	31.9
International	17.0	16.6	16.8	16.7	16.4
Total Active Customers	44.9	45.7	47.9	48.3	48.3

TTM Gross Billings / Average Active Customer
North America	$145	$142	$138	$136	$133
International	105	103	102	101	101
Consolidated	129	127	124	123	121

TTM Gross Profit / Average Active Customer
North America	$32	$31	$31	$30	$30
International	25	25	23	22	23
Consolidated	29	29	28	27	28

Consolidated Units	46.2	44.4	57.9	45.7	44.5
Year-over-year unit growth:
North America	5.9%	6.4%	3.2%	(0.4)%	(1.9)%
International	(18.4)	(18.5)	(0.3)	(8.7)	(7.8)
Consolidated	(3.2)	(2.9)	2.0	(3.1)	(3.8)

Headcount (5)
Sales (6)	2,893	2,695	2,626	2,624	2,485
Other	4,383	4,389	4,641	4,496	4,176
Total Headcount	7,276	7,084	7,267	7,120	6,661

(1)
The financial results of the exited 11 countries are presented as discontinued operations in the accompanying condensed consolidated financial statements and tables. All prior period financial information and operational metrics have been retrospectively adjusted to reflect this presentation.

(2)	Represents the total dollar value of customer purchases of goods and services.

(3)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.

(4)
Reflects the total number of unique user accounts who made a purchase through one of our online marketplaces during the trailing twelve months. North America active customers for the quarter ended June 30, 2017 includes approximately 0.7 million incremental active customers from the acquisition of LivingSocial, Inc.

(5)
Prior period headcount amounts exclude employees of discontinued operations. Including those employees, our headcount decreased by 1,944 employees, or 23%, year-over-year in the second quarter of 2017, from 8,605 total employees in the prior year period.

(6)	Includes merchant sales representatives, as well as sales support personnel from our continuing operations.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Adjusted EBITDA, non-GAAP earnings attributable to common stockholders and non-GAAP earnings per share are non-GAAP performance measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP performance measure, "Net income (loss) from continuing operations" for the periods presented and the Company reconciles non-GAAP earnings per share to the most comparable U.S. GAAP performance measure, "Diluted net income (loss) per share," for the periods presented.

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, "Income (loss) from continuing operations."

	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Income (loss) from continuing operations	$(48,768)	$(34,447)	$(39,455)	$(20,869)	$(5,403)
Adjustments:
Stock-based compensation (1)	34,210	25,457	22,563	19,650	21,392
Depreciation and amortization	33,916	32,897	34,681	34,067	34,679
Acquisition-related expense (benefit), net	850	(9)	1,345	12	36
Restructuring charges	15,702	1,163	12,060	2,731	4,584
Gains on business dispositions	(9,339)	(2,060)	—	—	—
Non-operating expense (income), net	11,253	7,917	54,737	4,602	(5,878)
Provision (benefit) for income taxes	(2,238)	1,690	(5,779)	4,587	3,883
Total adjustments	84,354	67,055	119,607	65,649	58,696
Adjusted EBITDA	$35,586	$32,608	$80,152	$44,780	$53,293

(1)
Represents stock-based compensation recorded within cost of revenue, marketing expense, and selling, general and administrative expense. Non-operating expense (income), net, includes $0.2 million, $0.3 million, $0.2 million, $0.1 million and $0.0 million of additional stock-based compensation for the three months ended June 30, 2016, September 30, 2016, December 31, 2016, March 31, 2017, and June 30, 2017, respectively. Restructuring charges include $2.1 million of additional stock-based compensation for the three months ended June 30, 2016.

The following is a reconciliation of the Company's annual outlook for Adjusted EBITDA to the Company's outlook for the most comparable U.S. GAAP performance measure, "Income (loss) from continuing operations."

Year Ending December 31, 2017
Expected income (loss) from continuing operations range	$(17,500) to $(7,500)
Expected adjustments:
Stock-based compensation	80,000 to 90,000
Depreciation and amortization	135,000
Restructuring charges	7,500
Non-operating expense (income), net	1,000
Provision (benefit) for income taxes	9,000 to 14,000
Total expected adjustments	$232,500 to $247,500
Expected Adjusted EBITDA range	$215,000 to $240,000

The outlook provided above does not reflect the potential impact of any additional restructuring actions that the Company may decide to pursue, business or asset acquisitions or dispositions, changes in the fair values of investments or contingent consideration, foreign currency gains or losses or unusual or infrequently occurring items that may occur during the remainder of 2017.

The following is a reconciliation of net income (loss) attributable to common stockholders to non-GAAP net income (loss) attributable to common stockholders and a reconciliation of diluted net income (loss) per share to non-GAAP net income (loss) per share for the three and six months ended June 30, 2017:

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Net income (loss) attributable to common stockholders	$(9,326)	$(33,740)
Stock-based compensation	21,440	41,141
Amortization of acquired intangible assets	6,183	11,583
Acquisition-related expense (benefit), net	36	48
Restructuring charges	4,584	7,315
Losses (gains), net from changes in fair value of investments	1,448	1,145
Intercompany foreign currency losses (gains) and reclassifications of translation adjustments to earnings	(10,112)	(10,222)
Non-cash interest expense on convertible senior notes	2,655	5,242
Income tax effect of above adjustments	(6,329)	(6,274)
Loss from discontinued operations, net of tax	1,376	889
Non-GAAP net income (loss) attributable to common stockholders	$11,955	$17,127

Weighted-average shares of common stock - basic	559,762,180	560,978,712
Effect of dilutive securities	6,821,360	7,152,421
Weighted-average shares of common stock - diluted	566,583,540	568,131,133

Diluted net income (loss) per share	$(0.02)	$(0.06)
Impact of stock-based compensation, amortization of acquired intangible assets, acquisition-related expense (benefit), net, intercompany foreign currency losses (gains), special charges and credits, loss from discontinued operations and related tax effects	0.04	0.09
Non-GAAP net income (loss) per share	$0.02	$0.03

Free cash flow is a non-GAAP financial measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by (used in) operating activities from continuing operations."

	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017

Net cash provided by (used in) operating activities from continuing operations	$(51,009)	$(39,879)	$294,593	$(136,233)	$(20,695)
Purchases of property and equipment and capitalized software from continuing operations	(16,499)	(12,682)	(19,254)	(14,076)	(15,385)
Free cash flow	$(67,508)	$(52,561)	$275,339	$(150,309)	$(36,080)

Net cash provided by (used in) investing activities from continuing operations	$(18,957)	$(11,902)	$(4,049)	$(14,020)	$(13,782)
Net cash provided by (used in) financing activities	$169,225	$(38,342)	$(67,533)	$(45,726)	$(47,924)